Exhibit 10.4


                  THIS EMPLOYMENT AGREEMENT, dated as of May 23, 2002 between Rare Medium Group, Inc., a Delaware corporation (the "Company") and Jeffrey Leddy (the "Executive").

                  The Company wishes to employ the Executive, and the Executive wishes to accept such employment, on the terms and conditions set forth in this Agreement.

                  Accordingly, the Company and the Executive hereby agree as follows:

                  1.       Employment, Duties and Acceptance.

                           1.1 Employment, Duties. The Company hereby employs
the Executive for the Term (as defined in Section 2.1), to render exclusive and full-time services to the Company as Senior Vice President of Operations or in such other executive position as may be mutually agreed upon by the Company and the Executive, and to perform such other duties consistent with such position as may be assigned to the Executive by the Board of Directors or the Chief Executive Officer, President or Chief Operating Officer of the Company.

                           1.2 Acceptance. The Executive hereby accepts such
employment and agrees to render the services described above. During the course of his employment with the Company, the Executive agrees to serve the Company faithfully and to the best of the Executive's ability, to devote the Executive's entire business time, energy and skill to such employment, and to use the Executive's best efforts, skill and ability to promote the Company's interests. The Executive further agrees to accept election, and to serve during all or any part of the course of his employment, as an officer of the Company and of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified in this Agreement, if elected to any such position by the Board of Directors of the Company or of any subsidiary or affiliate, as the case may be.

                           1.3 Location. The Executive shall be based in
Atlanta, Georgia, subject to extensive travel requirements on behalf of the Company.

                 2. Term of Employment. The term of this Agreement (the "Term") shall commence on June 3, 2002 and shall end on December 31, 2003; provided, however, that the Term may end on (a) such earlier date on which the Executive's employment terminates pursuant to Section 4 hereof (and any termination of the Term pursuant to Section 4 hereof shall be deemed to be a termination of the Executive's employment by the Company) or (b) such later date to which the Term is extended pursuant to a written agreement between the Company and the Executive.

                  3.       Compensation; Benefits.

                           3.1 Salary. As compensation for all services to be
rendered pursuant to this Agreement, the Company agrees to pay the Executive during the Term a base salary, payable bi-weekly in arrears, at the annual rate of not less than $200,000, less such deductions or amounts to be withheld as required by applicable law and regulations (the "Base Salary"). In the event that the Company, in its sole discretion, from time to time determines to increase the Base Salary, such increased amount shall, from and after the effective date of the increase, constitute "Base Salary" for purposes of this Agreement.

                           3.2 Performance Bonus. In addition to the amounts
to be paid to the Executive pursuant to Section 3.1, the Executive will be eligible, based upon subjective goals (the "Goals") established by the Board of Directors of the Company or its Compensation Committee after consultation with the Executive, to receive a bonus following the end of each calendar year during the Term in an amount, depending upon the Executive's achievement of the Goals, equal to up to 75% of the Executive's Base Salary, less such deductions or amounts to be withheld as required by applicable law and regulations (the "Performance Bonus").

                           3.3 Signing Bonus. Upon execution of this
Agreement, the Executive shall receive $15,000, less such deductions or amounts to be withheld as required by applicable law and regulations (the "Signing Bonus"). Any Performance Bonus awarded for the year ending on December 31, 2002 shall be reduced by the amount of the Signing Bonus.

                           3.4 Business Expenses. The Company shall pay or
reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company customarily may require of its officers.

                           3.5 Vacation. During the Term, the Executive shall
be entitled to a vacation period or periods of four weeks taken in accordance with the vacation policy of the Company during each year of the Term. Vacation time not used by the end of a year shall be forfeited.

                           3.6 Benefits. During the Term, the Executive shall
be eligible to participate in the benefit plans that are provided by the Company to its employees generally. Until and unless the Company adopts a benefit program covering health care and disability insurance for Company Executives, the Executive shall be entitled to an additional payment of $40,000 annually, which shall be paid bi-weekly with the Executive's Base Salary.

                           3.7 Stock Options. On the first day of the Term,
the Company shall issue the Executive an option to purchase 250,000 shares of common stock of the Company (the "Option") at the fair market value of common stock on the date of grant. The Option will vest ratably every six months from the date of grant for two years (i.e. an option to purchase 62,500 shares of common stock shall vest every six months). The foregoing shall be incorporated into a stock option agreement which shall also contain the standard terms and conditions of Company stock option grants. Following December 31, 2002, the Compensation Committee of the Board of Directors will consider an additional stock option grant.

                  4.       Termination of the Term; Consequences of Termination.

                           4.1 Death. If the Executive shall die during the
Term, the Term shall terminate and no further amounts or benefits shall be payable hereunder.

                           4.2 Disability. If during the Term the Executive
shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's services hereunder for (i) a period of three consecutive months or (ii) for shorter periods aggregating three months during any twelve month period, the Company may, at any time after the last day of the three consecutive months of disability or the day on which the shorter periods of disability shall have equaled an aggregate of three months, by written notice to the Executive (but before the Executive has recovered from such disability), terminate the Term and no further amounts or benefits shall be payable hereunder. The foregoing shall not prohibit the Executive from being entitled to receive disability benefits pursuant to any plan, program, agreement or arrangement of the Company in which he participates during the Term.

                           4.3 Cause. In the event of gross neglect by the
Executive of the Executive's duties hereunder, conviction of the Executive of any felony, conviction of the Executive of any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates, willful misconduct by the Executive in connection with the performance of any material portion of the Executive's duties hereunder, breach by the Executive of any material provision of this Agreement or any other conduct on the part of the Executive which would make the Executive's continued employment by the Company materially prejudicial to the best interests of the Company, the Company may, at any time by written notice to the Executive, terminate the Term and, upon such termination, this Agreement shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder, except any as shall have been earned to the date of such termination.

                           4.4 Company Breach. In the event of the breach of
any material provision of this Agreement by the Company, the Executive shall be entitled to terminate the Term upon 30 days' prior written notice to the Company. Upon such termination, or in the event the Company terminates this Agreement at any time after January 1, 2003 and before the expiration of the Term, other than pursuant to the provisions of Section 4.1, 4.2 or 4.3, the Company shall pay to the Executive a lump sum equal to the Base Salary. If the Company terminates this Agreement at any time prior to January 1, 2003, other than pursuant to Section 4.1, 4.2 or 4.3, the Company shall pay to the Executive a lump sum equal 50% of the Base Salary. Payment of such sums pursuant to this Section 4.4, together with accrued and unpaid amounts, if any, owed pursuant to Sections 3.1, 3.4, 3.5 or 3.6 shall fulfill all obligations of the Company to Executive under this Agreement. In the event that the Executive is terminated pursuant to this Section 4.4, then all stock options granted to the Executive by the Company pursuant to Section 3.7 shall immediately vest.

                  5.   Protection of Confidential Information; Non-Competition.

                           5.1 In view of the fact that the Executive's work
for the Company will bring the Executive into close contact with many confidential affairs of the Company not readily available to the public, and plans for further developments, the Executive agrees:

                           5.1.1 To keep and retain in the strictest
confidence all confidential matters of the Company, including, without limitation, "know how", trade secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, and other business affairs of the Company, learned by the Executive heretofore or hereafter, and not to disclose them to anyone outside of the Company, either during or after the Executive's employment with the Company, except in the course of performing the Executive's duties hereunder or with the Company's express written consent; and

                           5.1.2 To deliver promptly to the Company on
termination of the Executive's employment by the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which the Executive may then possess or have under the Executive's control.

                           5.2 During the Term and for a period of six months
thereafter, the Executive shall not, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of the Company or of any of its subsidiaries or affiliates; the Executive shall not engage in such business on the Executive's own account; and the Executive shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity provided, however, that nothing contained in this Section 5.2 shall be deemed to prohibit the Executive from acquiring, solely as an investment, up to five percent (5%) of the outstanding shares of capital stock of any public corporation.

                           5.3 If the Executive commits a breach, or threatens
to commit a breach, of any of the provisions of Sections 5.1 or 5.2 hereof, the Company shall have the following rights and remedies:

                           5.3.1 The right and remedy to have the provisions
of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

                           5.3.2 The right and remedy to require the Executive
to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by the Executive as the result of any transactions constituting a breach of any of the provisions of the preceding paragraph, and the Executive hereby agrees to account for and pay over such Benefits to the Company.

Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                           5.4 If any of the covenants contained in Sections
5.1 or 5.2, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

                           5.5 If any of the covenants contained in Sections
5.1 or 5.2, or any part thereof, are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

                           5.6 The parties hereto intend to and hereby confer
jurisdiction to enforce the covenants contained in Sections 5.1 and 5.2 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.

                           5.7 During the Term and thereafter, the Executive
agrees not to make any public or private statements, comments, or communication in any form, oral, written, or electronic, which in any way would constitute disparagement of the Company or its directors, officers, employees, affiliates or subsidiaries or which may be considered to be derogatory or detrimental to the good name or business reputations of any of the foregoing; provided, however, that the terms of this paragraph shall not apply to communications between Executive and his or her spouse, clergy, or attorneys, which are subject to a claim of privilege existing under common law, statute or rule of procedure, nor shall it apply to truthful statements made in response to a subpoena or during the course of any investigation by any law enforcement authority.

                           5.8 In the event that any action, suit or other
proceeding in law or in equity is brought to enforce the covenants contained in Sections 5.1, 5.2 or 5.7 or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Company in such action, suit or other proceeding shall (on demand of the Company) be paid by the Executive. In the event the Company fails to obtain a judgment for money damages or an injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Executive in such action, suit or other proceeding shall (on demand of the Executive) be paid by the Company.

                  6.       Inventions and Patents.

                           6.1 The Executive agrees that all processes,
technologies and inventions (collectively, "Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during the Term shall belong to the Company, provided that such Inventions grew out of the Executive's work with the Company or any of its subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Executive shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of the Executive's inventorship.

                           6.2 If any Invention is described in a patent
application or is disclosed to third parties, directly or indirectly, by the Executive within six months after the termination of the Executive's employment by the Company, it is to be presumed that the Invention was conceived or made during the Term.

                           6.3 The Executive agrees that the Executive will
not assert any rights to any Invention as having been made or acquired by the Executive prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

                  7.       Intellectual Property.

                  The Company shall be the sole owner of all the products and proceeds of the Executive's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with and during the Term, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive payments hereunder). The Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.

                  8.       Indemnification.

                  The Company will indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party by reason of the Executive being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company.

                  9.       Notices.

                  All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

                  If to the Executive, to:

                           Jeffrey Leddy

                  If to the Company, to:

                           Rare Medium Group, Inc.
                           44 West 18th Street, 6th Floor
                           New York, NY 10011
                           Attn: General Counsel

                  10.      General.

                           10.1 This Agreement shall be governed by and
construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

                           10.2 The section headings contained herein are for
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                           10.3 This Agreement sets forth the entire agreement
and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof between the Company and the Executive. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                           10.4 This Agreement, and the Executive's rights and
obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder (i) to any affiliate or (ii) to third parties in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

                           10.5 This Agreement may be amended, modified,
superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  11.  Subsidiaries and Affiliates.

                           11.1 As used herein, the term "subsidiary" shall
mean any corporation or other business entity controlled directly or indirectly by the corporation or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the corporation or other business entity in question.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                COMPANY


                                By: /s/ Robert C. Lewis
                                   ---------------------------------------


                                EXECUTIVE

                                /s/Jeffrey Leddy
                                ------------------------------------------
                                Jeffrey Leddy